1 CORP 008 v.2 COOL COMPANY LTD. INSIDER TRADING POLICY Adopted on 19 March 2025 This insider trading policy (the “Insider Trading Policy” or the “Policy”) has been adopted by the board of directors (the “Board”) of Cool Company Ltd. (“CoolCo” or the “Company”) and applies to CoolCo and its wholly owned subsidiaries, collectively referred to as the “CoolCo Group”. The Company is a publicly traded company and is subject to securities laws in the United States and Norway. The Board has implemented this Insider Trading Policy to prevent insider trading and tipping violations by people who have access to Material Non-Public Information/Inside Information (as defined below) that is not available to the general public. Generally, it is illegal and a violation of this Policy to trade in Company Securities (as defined below) or the securities of the CoolCo Group or certain other entities (such as competitors, as well as collaborators, customers, vendors, suppliers and other business partners of the Company (collectively referred to as “Business Partners”)) while you are in possession of Material Non-Public Information (as defined below) about the CoolCo Group or that other entity (as discussed in further detail in this Policy). It is also Company policy to comply with applicable securities laws concerning trading in Company Securities on the Company’s behalf. Any violation of this Insider Trading Policy or insider trading law can result in disciplinary action, including termination of employment with the Company, as well as legal consequences such as fines or imprisonment. Preventing insider trading and tipping keeps markets fair and ensures all investors have access to the same information. 1. WHO DOES THE INSIDER TRADING POLICY APPLY TO: 1.1. All Directors of Cool Company Ltd. (Bermuda) and certain Officers (also known as “Primary Insiders”); 1.2. All Directors and Officers and employees of subsidiary entities; 1.3. Any person or entity (such as a corporation, trust, partnership, investment fund, etc.) who: controls; exercises substantial influence over; serves as a trustee or in a similar fiduciary capacity of; or is otherwise involved with, in connection with securities trading or investment decisions; 1.4. Closely Associated Persons as defined in Section 10; and 1.5. Any other person that the Company may determine should be subject to this Policy, such as contractors or consultants, who have access to Material Non-Public Information, (all the foregoing persons and entities, collectively, “Covered Persons”). Covered Persons who are likely to have, from time to time, access to Material Non-Public Information/Inside Information also known as Insiders should also consult the Disclosure Policy for further requirements.

2 CORP 008 v.2 2. WHAT TYPE OF TRANSACTIONS DOES THIS INSIDER TRADING POLICY COVER? 2.1. All transactions in the Company’s securities (including its common shares, debt and any security that is in any way tied to its share price) 1 (collectively, “Company Securities”). Every Covered Person is prohibited from insider trading or tipping as it relates to Company Securities. Transactions subject to this Policy also include gifts of Company Securities, which may include gifts to a trust for estate planning purposes, as well as donations to a charitable organization. Speculative or Indirect Trading 2.2. Every Covered Person is prohibited from speculative or indirect trading in Company Securities – such as short sales, trading in puts, calls or options (not stock options granted by the Company) – or similar rights or obligations to buy or sell Company Securities, or the purchase of Company Securities with the intention of quickly reselling them (i.e., six months or fewer). Margin Accounts and Hedges 2.3. Covered Persons may not buy Company Securities on margin, and are prohibited from purchasing financial instruments designed to hedge or offset a decrease in the market value of Company Securities. Covered Persons are also prohibited from using Company Securities as collateral for loans or in margin accounts. 2.4. For purposes of this Policy, the Company considers that the exercise of stock options for cash under the Company’s equity incentive or similar plan to be covered by this Policy unless otherwise advised by the General Counsel. 3. PRE-CLEARANCE OF TRADES 3.1. All Covered Persons must comply with the Company’s “preclearance” process prior to trading in Company Securities, implementing a pre-established plan for trading, or delegating decision-making authority over the Covered Persons’ trades. This is regardless of whether there is a Trading Window or Blackout Period. 3.2. To do so, each Covered Person must contact the Company’s General Counsel prior to initiating any of these actions. Attached hereto as Annex A is a Pre-Clearance Checklist to assist the General Counsel’s performance of this duty. 4. BLACK-OUT PERIOD AND TRADING WINDOW 4.1. To ensure compliance with this Policy and applicable federal and state securities laws, all Covered Persons shall not carry out any transactions involving the purchase or sale of Company Securities, other than during the period in any fiscal quarter commencing at the close of business on the second 1 Including derivatives or other financial instruments (as defined in point (15) of Article 4(1) of Directive 2014/65/EU (MiFID II)) linked to the Company’s shares or debt instruments

3 CORP 008 v.2 Trading Day following the date of public disclosure of the financial results for the prior fiscal quarter or year and ending on the last day of the third month of the fiscal quarter2 (the “Trading Window”). If such public disclosure occurs on a Trading Day before the markets close, then such date of disclosure shall be considered the first Trading Day following such public disclosure. 4.2. It should be noted that even during the Trading Window any person possessing Material Non-Public Information/Inside Information concerning the Company must not engage in any transactions in the Company’s (or any other company’s, as applicable) securities until such information has been publicly disclosed for at least two Trading Days. 4.3. From time to time, the Company may also restrict Covered Persons from trading because of developments known to the Company and not yet disclosed to the public. In such event, such persons may not engage in any transaction involving the purchase or sale of Company Securities during such period and may not disclose to others the restrictions. 4.4. Although the Company may from time to time require during a Trading Window that Covered Persons and others suspend trading because of developments known to the Company and not yet disclosed to the public, each person is individually responsible at all times for compliance with the prohibitions against insider trading. Trading in Company Securities during the Trading Window should not be considered a “safe harbor,” and all Covered Persons should use good judgment at all times. 5. RESTRICTIONS Trading on Material Non-Public Information/Inside Information 5.1. Covered Persons must not engage in any transaction involving a purchase or sale of, or other transactions involving, Company Securities, including a cancellation or an amendment or an order concerning Company Securities where such order was placed before the person possessed Material Non-Public Information/Inside Information, or any other company’s securities, including any offer to purchase or offer to sell, during any period: Commencing with the date that he or she possesses Material Non-Public Information/Inside Information concerning the Company; and Ending at the close of business on the second Trading Day3 following the date of public disclosure of that information, or at such time as such Material Non-Public Information is no longer material. 2 The blackout period covers the position under the MAR (i.e., the period starting 30 calendar days prior to the publication of the year-end report and the interim report for the first six months of any financial year). 3 As used herein, the term “Trading Day” shall mean a day on which national stock exchanges are open for trading.

4 CORP 008 v.2 Tipping (Generally) 5.2. Covered Persons shall not disclose (“tip”) Material Non-Public Information/Inside Information to any other person (including family members) where such information may be used by such person to his or her profit by trading. 5.3. Covered Persons shall not make recommendations or express opinions on the basis of Material Non- Public Information/Inside Information as to trading in Company Securities. 5.4. Please see sections 6.3 and 6.4 for liability for tipping. Public Communications 5.5. All public communications of the Company (including, without limitation, communications with the press, other public statements, statements made via the Internet or social media outlets, or communications with any regulatory authority) are handled only through: The Company’s Chief Executive Officer (the “CEO”); or Chief Financial Officer (the “CFO”); or An authorized designee of the CEO; or The Company’s public or investor relations firm. 5.6. Please refer all press, analyst or similar requests for information to the CEO and CFO and do not respond to any inquiries without prior authorization from the CEO. 5.7. If the CEO is unavailable, the CFO (or the authorized designee of such officer) will fill this role. Confidentiality of Non-Public Information 5.8. Non-Public Information relating to the Company is the property of the Company and the unauthorized disclosure of such information (including, without limitation, via email or by posting on Internet message boards, blogs or social media) is strictly forbidden. 5.9. Please also refer to the Disclosure Policy on requirements for disclosing inside and Material Information under both the requirements in Europe and the U.S.

5 CORP 008 v.2 6. LIABILITY FOR INSIDER TRADING U.S. law 6.1. Covered Persons may be subject to penalties of up to $5,000,000 and up to ten (10) years in jail for engaging in transactions in Company Securities at a time when they possess Material Non-Public Information/Insider Information regarding the Company. 6.2. In addition, the SEC has the authority to seek a civil monetary penalty of up to three times the amount of profit gained or loss avoided by illegal insider trading.4 Liability for Tipping 6.3. Covered Persons may also be liable for improper transactions by any person (commonly referred to as a “tippee”) to whom they have disclosed Material Non-Public Information/Insider Information regarding the Company or to whom they have made recommendations or expressed opinions on the basis of such information as to trading in Company Securities. 6.4. The SEC has imposed large penalties even when the disclosing person did not profit from the trading. The SEC, the stock exchanges and the Financial Industry Regulatory Authority use sophisticated electronic surveillance techniques to monitor and uncover insider trading. Possible Disciplinary Actions 6.5. Covered Persons who violate this Policy shall also be subject to disciplinary action by the Company, which may include suspension, forfeiture of perquisites, ineligibility for future participation in the Company’s equity incentive plans and/or termination of employment. Individual Responsibility 6.6. Every Covered Person has the individual responsibility to comply with this Policy against insider trading, regardless of whether the Company has established a Trading Window applicable to that Covered Person or any other Covered Person. Each individual, and not necessarily the Company, is responsible for his or her own actions and will be individually responsible for the consequences of their actions. Therefore, appropriate judgment, diligence and caution should be exercised in connection with any trade in Company Securities. A Covered Person may, from time to time, have to forego a proposed transaction in Company Securities even if he or she planned to make the transaction before learning of the Material Non-Public Information/Insider Information and even though the Covered Person believes he or she may suffer an economic loss or forego anticipated profit by waiting. 4 “Profit gained” or “loss avoided” generally means the difference between the purchase or sale price of the Company’s shares and its value as measured by the trading price of the shares a reasonable period after public dissemination of the Non-Public Information.

6 CORP 008 v.2 MAR and Norwegian law 6.7. Negligent or willful violation of the prohibition on unlawful disclosure of Inside Information is punishable by fines or imprisonment for up to four years or administrative sanction by Finanstilsynet in the form of a violation fee. 6.8. Negligent or willful violation of the prohibition on unlawful insider trading or against market manipulation is punishable by fines or imprisonment for up to six years. The prohibition against market manipulation can be subject to administrative sanction by Finanstilsynet in the form of a violation fee. 6.9. Negligent or willful violation of the notification and disclosure requirements by Primary Insiders or Closely Associated Persons is punishable by fines or imprisonment for up to one year or administrative sanction by Finanstilsynet in the form of a violation fee. 6.10. In addition, any violation of the restrictions in these rules may be subject to administrative sanctions such as substantial administrative fines, administrative and criminal sanctions in other jurisdictions than Norway and liability in damages towards third parties affected by the proscribed behavior. 6.11. A violation of the provisions in this Insider Trading Policy may, in addition to administrative and criminal sanctions, have disciplinary consequences in the form of a warning and, in aggravated cases, dismissal without notice. The Company may report a violation to relevant authorities. 7. ADDITIONAL OBLIGATIONS OF PRIMARY INSIDERS AND CLOSELY ASSOCIATED PERSONS Primary Insiders 7.1. Primary Insiders shall follow the general obligations and prohibitions of this Insider Trading Policy, as well as certain additional obligations set forth in this Section 7. 7.2. The Board has assessed that no employees, other than certain members of the senior management, and the Board, are discharging managerial responsibilities and have regular access to Inside Information relating, directly or indirectly, to the Company and are authorized to make management decisions of material importance to the Company’s future business development. 7.3. The CFO or General Counsel shall notify all persons defined as Primary Insiders in the form of the notification included in Annex B. 7.4. A list of the individuals that are Primary Insiders can be found on the Company page on the Euronext website. Closely Associated Persons 7.5. Each Primary Insider shall, as soon as practicable after being notified pursuant to Section 7.3, forward to the CFO or General Counsel a list of persons who qualify as its Closely Associated Persons. The

7 CORP 008 v.2 Primary Insider shall notify the CFO or General Counsel of any later amendments or updates to such list as and when relevant. 7.6. Each Primary Insider shall inform its Closely Associated Persons in writing about their mandatory obligations and keep a copy of such notification. The CFO or General Counsel shall assist each Primary Insider with the notification. Notification shall be made in the form of the notification to Closely Associated Persons included in Annex C. General prohibition on trading during Closed Periods 7.7. Primary Insiders and Closely Associated Persons shall not, on their own account or for the account of a third party, execute any transactions in Company Securities during a Closed Period. Please see above in Section 4.1. Transaction notification obligation by Primary Insiders and their Closely Associated Persons 7.8. If a Primary Insider and/or its Closely Associated Persons carry out transactions in Company Securities, such Primary Insider and its Closely Associated Persons shall give notice to the CFO of the transaction. The notification shall be made promptly. The notification shall be forwarded to the CFO and General Counsel shall contain the information set out in Annex D. 7.9. The notification requirement applies to all transactions, including purchase/sale, share loans and transfers made or received in the form of gifts and inheritance (transfer of title) of Company Securities. 7.10. By notifying the CFO and General Counsel of a transaction in accordance with Section 7.8, the relevant Primary Insider or Closely Associated Person, as applicable, authorizes the Company’s Norwegian Counsel or the Company’s General Counsel to make the required filing of the transaction with the Norwegian Financial Supervisory Authority on its behalf. 7.11. The Company will arrange for disclosure of the transaction notified pursuant to Section 7.8 to the market. 7.12. Any disclosure of transactions and related filings to the Norwegian Financial Supervisory Authority by CFO or General Counsel on behalf of a Primary Insider or a Closely Associated Person is made at the sole responsibility of the Primary Insider or Closely Associated Person (as applicable). The Primary Insider or Closely Associated Person (as applicable) warrants that all information contained in a notification pursuant to Section 7.8 is correct and accurate. Other reporting obligations for Primary Insiders 7.13. Each Primary Insider shall, upon election or appointment, inform the CFO of the size of that person’s direct and indirect holding(s) of shares, debt instruments or derivatives or other financial instruments.

8 CORP 008 v.2 7.14. Each Primary Insider shall ensure that its holding(s) of shares, debt instruments or derivatives or other financial instruments is registered in the relevant securities register in such a manner that the legal name of the holder and the name of the relevant person – to the extent possible – appears. 8. EXCEPTIONS TO THE POLICY 8.1. Any exceptions to this Policy may only be made by advance written approval of each of: (i) the CEO and (ii) CFO. Any such exceptions shall be immediately reported to the remaining members of the Board. 8.2. This Policy and the guidelines described herein also apply to Material Non-Public Information/Inside Information relating to other companies, including the Company’s Business Partners (as defined above), when that information is obtained in the course of employment with, or other services performed on behalf of, the Company. Civil and criminal penalties, as well as termination of employment, may result from trading on Material Non-Public Information/Inside Information regarding the Company’s Business Partners. All Covered Persons should treat Material Non-Public Information/Inside Information about the Company’s Business Partners with the same care as is required with respect to information relating directly to the Company. 8.3. Please direct your questions as to any of the matters discussed in this Policy to the Company’s General Counsel. 9. WHAT SHOULD YOU DO IF YOU SUSPECT A BREACH OF THIS POLICY? 9.1. All employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within the company, consistent with generally accepted accounting principles and both federal and state securities laws. 9.2. Any employee who becomes aware of any incidents involving financial or accounting manipulation or irregularities, whether by witnessing the incident or being told of it, must report it to their immediate supervisor, to any member of the Company’s Audit and Risk Committee or using the Speak Up portal. In certain instances, employees are allowed to participate in federal or state proceedings. 10. DEFINITIONS Closely Associated Person(s) Means in relation to a Primary Insider (a) a spouse or a partner considered to be equivalent to a spouse, (b) a dependent child, (c) a relative who has shared same household for at least one year on the date of the transaction concerned and (d) a legal person, trust or partnership, the managerial responsibilities of which are discharged by a Primary Insider or by a person referred to in (a), (b) or (c), which is directly or indirectly controlled by such a person, which is set

9 CORP 008 v.2 up for the benefit of such person, or the economic interests of which are substantially equivalent to those of such person. Material Information Means information that a reasonable investor would be substantially likely to consider important in deciding whether to buy, hold or sell securities of the Company or view as significantly altering the total mix of information available in the marketplace about the Company as an issuer of the securities. In general, any information that could reasonably be expected to affect the market price of a security is likely to be material. Either positive or negative information may be material. Non-Public Information Means information that has not been previously disclosed to the general public and is otherwise not available to the general public. Material Non-Public Information/Inside information5 Means information (i) that a reasonable investor would be substantially likely to consider important in deciding whether to buy, hold or sell securities of the Company or view as significantly altering the total mix of information available in the marketplace about the Company as an issuer of the securities but has not been previously disclosed to the general public and is otherwise not available to the general public or (ii) of a precise nature, which has not been made public, relating, directly or indirectly, to one or more issuers or to one or more financial instruments, and which, if it were made public, would be likely to have a significant effect on the prices of those financial instruments or on the price of related derivative financial instruments. 11. OVERSIGHT Management is responsible for: • Implementing and administering this Policy; • Educating Covered Persons about this Policy; • Monitoring the effectiveness of, and compliance with, this Policy; • Reporting on this Policy periodically to the Audit and Risk Committee; and • If necessary, updating this Policy to reflect developments and ensure compliance with changing regulatory requirements. Any material updates to this Policy that are proposed by Management must be reviewed and approved by the Audit and Risk Committee at their next regularly scheduled meeting and prior to approval from the Board. 5 The joint definition of Material Non-Public Information/Inside Information covers both positions under U.S. law and the MAR.

10 CORP 008 v.2 Annex A – Cool Company Ltd. Insider Trading Compliance Program - Pre-Clearance Checklist Individual Proposing to Trade: Number of Shares covered by Proposed Trade: Date: o Trading Window. Confirm that the trade will be made during the Company’s “trading window.” o Rule 144 Compliance (as applicable). Confirm that: o Current public information requirement has been met; o Shares are not restricted or, if restricted, the one year holding period has been met; o Volume limitations are not exceeded (confirm that the individual is not part of an aggregated group); o The manner of sale requirements have been met; and o The Notice of Form 144 Sale has been completed and filed. o Rule 10b-5 Concerns. Confirm that (i) the individual has been reminded that trading is prohibited when in possession of any material information regarding the Company that has not been adequately disclosed to the public, and (ii) the General Counsel has discussed with the individual any information known to the individual or the General Counsel which might be considered material, so that the individual has made an informed judgment as to the presence of inside information. Signature of General Counsel

11 CORP 008 v.2 Annex B – Form of Notification to Primary Insider (Person Discharging Managerial Responsibilities – “PMDR”) You, [Insert full name of Primary Insider], are considered to be a person discharging managerial responsibilities (as defined in the EU Market Abuse Regulation No 596/2014 (“MAR”) article 3(25)) (“Primary Insider”) of Cool Company Ltd. (the “Company”). According to MAR, Primary Insiders include: (a) a member of the administrative, management or supervisory body of that entity; or (b) a senior executive who is not a member of the bodies referred to in point (a), who has regular access to inside information relating directly or indirectly to that entity and power to take managerial decisions affecting the future developments and business prospects of that entity. This is to notify you in writing of your obligations under MAR article 19 in accordance with MAR article 19(5). In addition to reading the obligations set out below, we strongly recommend that you read the obligations imposed on Primary Insiders and persons closely associated with them in MAR article 19, cf. article 3, regulation 2016/522 and regulation 2016/523. We hereby notify you of your principal obligations set out in MAR article 19: (i) You must notify the Company and the Norwegian Financial Supervisory Authority (in Nw: Finanstilsynet) of each transaction, as set out in Section 10 of regulation 2016/522, conducted on your own account relating to the instruments issued by the Company. The notification must be made promptly and no later than three business days after the date of the transaction. The notification to the Norwegian FSA must be provided individually by you through the electronic form KRT-1500 in the Altinn portal6. The notification to the Company must be submitted by using the format attached as Annex E hereto and include all the content requirements set out therein, or alternatively use the receipt from Altinn. Please contact the Company if you need assistance on the notifications. (ii) You must not conduct any transactions on your own account or for the account of a third party, directly or indirectly, relating to the instruments issued by the Company or to derivatives or other financial instruments linked to them during a closed period of 30 calendar days before the announcement of an interim financial report and a year-end report which the Company makes public. (iii) You must identify the persons closely associated with you (as defined in MAR article 3(26)) and notify them of their obligations under MAR article 19 in writing and you must keep a copy of the said notification. Annex C may be used for such purpose. 6 Market abuse regulation (MAR) in Norway - Finanstilsynet.no

12 CORP 008 v.2 This notification is not an exhaustive description of your obligations as a Primary Insider under MAR, nor any exhaustive description of the obligations mentioned herein. MAR is a very extensive and detailed regime and you need to review MAR and related regulations for full information. Please confirm safe receipt of this notification. Date: [Insert date] 2025 On behalf of Cool Company Ltd. [NAME]

13 CORP 008 v.2 Annex C – Form of Notification to Closely Associated Persons (“Persons Closely Associated” or “PCAS”) I, [Insert full name of Primary Insider], am considered to be a person discharging managerial responsibilities (as defined in the EU Market Abuse Regulation No 596/2014 (“MAR”) article 3(25)) (“Primary Insider”) of Cool Company Ltd. (the “Company”). You, [Insert full name], are considered to be a person closely associated (as defined in MAR article 3(26)) (“Close Associate”) with Primary Insider”within the Company. According to MAR, Close Associates include: (c) a spouse, or a partner considered to be equivalent to a spouse in accordance with national law (d) a dependent child, in accordance with national law (e) a relative who has shared the same household for at least one year on the date of the transaction concerned; or (f) a legal person, trust or partnership, the managerial responsibilities of which are discharged by a person discharging managerial responsibilities or by a person referred to in point (a), (b) or (c), which is directly or indirectly controlled by such a person, which is set up for the benefit of such a person, or the economic interests. This is to notify you in writing of your obligations under MAR article 19 in accordance with MAR article 19(5). I will keep a copy of this notification. In addition to reading the obligations set out below, I strongly recommend you read the obligations imposed on Primary Insiders and persons closely associated with them in MAR article 19, cf. article 3, regulation 2016/522 and regulation 2016/523. I hereby notify you of your obligations set out in MAR article 19: (i) You must notify the Company and the Norwegian Financial Supervisory Authority (in Nw: Finanstilsynet) of each transaction, as set out in Section 10 of regulation 2016/522, conducted on your own account relating to the instruments issued by the Company. The notification must be made promptly and no later than three business days after the date of the transaction. The notification to the Norwegian FSA must be provided individually by you through the electronic form KRT-1500 in the Altinn portal7. The notification to the Company must be submitted by using the format attached as Annex E hereto and include all the content requirements set out therein, or alternatively use the receipt from Altinn. Please contact the Company if you need assistance on the notifications. (ii) You must not conduct any transactions on your own account or for the account of a third party, directly or indirectly, relating to the instruments issued by the Company or to derivatives or other financial instruments linked to them during a closed period of 30 calendar days before the announcement of an interim financial report and a year-end report which the Company makes public. 7 Market abuse regulation (MAR) in Norway - Finanstilsynet.no

14 CORP 008 v.2 This notification is not an exhaustive description of your obligations as a Close Associate under MAR, nor any exhaustive description of the obligations mentioned herein. MAR is a very extensive and detailed regime and you need to review MAR and related regulations for full information. Please confirm safe receipt of this notification. Date: [Insert date] _________________________________ [Insert name of Primary Insider]

15 CORP 008 v.2 Annex D – Notification Form for Primary Insiders and Their Closely Associated Persons 1 Details of the Primary Insider / Closely Associated Person a) Name [For natural persons: the first name and the last name(s)] [For legal persons: full name including legal form as provided for in local registers] 2 Reason for the notification a) Position/status [For the Primary Insider: the position occupied within Cool Company Ltd., e.g. CEO, CFO]. [For the Closely Associated Person: An indication that the notification concerns a Closely Associated Persons with a Primary Insider and name and position of the relevant Primary Insider] b) Initial notification/Amendment [Indication that this is an initial notification or an amendment to prior notifications. In case of amendment, explain the error that this notification is amending] 3 Details of the Company a) Name Cool Company Ltd. b) LEI code 549300AQHDVKVCNIU608 4 Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted a) Description of the financial instrument, type of instrument and identification code [Indication as to the nature of the instrument e.g., Share, a debt instrument, a derivative or a financial instrument linked to a share or a debt instrument] ISIN: BMG2415A1137 b) Nature of the transaction [Description of the transaction type, e.g. purchase, sale, lending, pledging, transactions undertaken by persons professionally arranging or executing transactions and certain transactions made under a life insurance policy. It should be indicated whether the transaction is linked to the exercise of a share option programme] c) Price(s) and volume(s) [Add additional rows to the table above in case of multiple transactions] Price(s) Volume(s) d) Aggregated information - Aggregated volume - Price [The total price (price X volume) should be stated when there is a single transaction. The volumes of multiple transactions are aggregated when these transactions relate to the same

16 CORP 008 v.2 financial instrument, are of the same nature, are executed on the same day and are executed on the same “place of transaction”. In case the volumes of multiple transactions are aggregated, state the weighted average price8 of the aggregated transactions] e) Date of the transaction [YYYY-MM-DD] f) Place of the transaction [Euronext Growth Oslo (MERK)] If the transaction was not executed on the above mentioned venue, please mention “outside a trading venue”] 8 Weighted average price = (𝑝𝑝𝑝𝑝𝑝𝑝𝑝𝑝𝑝𝑝 𝑥𝑥 𝑛𝑛𝑛𝑛𝑛𝑛𝑛𝑛𝑝𝑝𝑝𝑝 𝑜𝑜𝑜𝑜 𝑠𝑠ℎ𝑎𝑎𝑝𝑝𝑝𝑝𝑠𝑠 𝑎𝑎𝑎𝑎 𝑠𝑠𝑛𝑛𝑝𝑝ℎ 𝑝𝑝𝑝𝑝𝑝𝑝𝑝𝑝𝑝𝑝 )+ (𝑝𝑝𝑝𝑝𝑝𝑝𝑝𝑝𝑝𝑝 𝑥𝑥 𝑛𝑛𝑛𝑛𝑛𝑛𝑛𝑛𝑝𝑝𝑝𝑝 𝑜𝑜𝑜𝑜 𝑠𝑠ℎ𝑎𝑎𝑝𝑝𝑝𝑝𝑠𝑠 𝑎𝑎𝑎𝑎 𝑠𝑠𝑛𝑛𝑝𝑝ℎ 𝑝𝑝𝑝𝑝𝑝𝑝𝑝𝑝𝑝𝑝) + .. 𝑎𝑎𝑜𝑜𝑎𝑎𝑎𝑎𝑡𝑡 𝑛𝑛𝑛𝑛𝑛𝑛𝑛𝑛𝑝𝑝𝑝𝑝 𝑜𝑜𝑜𝑜 𝑠𝑠ℎ𝑎𝑎𝑝𝑝𝑝𝑝𝑠𝑠

17 CORP 008 v.2 Annex E – Sample List of Topics Typically Considered Material Non-Public/Inside Information Financial results Projections of future earnings or losses News of a pending or proposed merger or acquisition Joint ventures/commercial partnerships with third parties News of the disposition of material assets New asset or services announcements of a significant nature Information regarding regulatory review of Company assets or services Major contract awards, cancellations or write-offs Research milestones and related payments or royalties Impending bankruptcy or financial liquidity problems Gain or loss of a substantial customer or supplier Significant pricing changes Stock splits New equity or debt offerings Significant litigation exposure due to actual or threatened litigation Changes in senior management or the Board of Directors of the Company Capital investment plans Changes in dividend policy A significant cybersecurity incident or risk, including one that may adversely impact the Company’s business, reputation or share value

18 CORP 008 v.2 Annex F – Limitations and Requirements on Resales of Securities in the U.S. by “Affiliates” - Rule 144 The Securities Act of 1933 (the “Securities Act”) requires that securities may be sold only pursuant to an effective registration statement or an exemption or exclusion from the registration requirements. Any person who is (or was within the prior 90 days) an affiliate of the issuer and who wish to sell the issuer’s securities may seek a “safe harbor” for their sales to establish an exemption from such registration requirements by complying with the conditions of Rule 144 under the Securities Act (“Rule 144”) applicable to affiliates. An “affiliate” of an issuer as “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.” Generally, any director and some or all of a company’s executive officers are presumed to be affiliates. In addition, significant shareholders (holding 10% or more of the issuer’s voting securities) are presumed to be affiliates.9 Affiliates and others who seek to sell securities acquired directly from the Company or a Company affiliate in a series of transactions not involving any public offering may avail themselves of the safe harbor of Rule 144 by complying with the provisions applicable to resales of “restricted securities” (which apply, for affiliates, in addition to, and in conjunction with, the provisions of that Rule applicable to resales by affiliates). Alternatives to a sale under Rule 144 are (i) sales pursuant to an effective registration statement under the Securities Act (e.g. a shelf registration statement filed pursuant to a registration rights agreement) and (ii) sales outside the U.S. in an “offshore transaction” pursuant to Regulation S under the Securities Act. The following summarizes relevant provisions of Rule 144, as they apply to resales by directors and officers seeking to take advantage of the safe harbor: Current public information. There must be adequate current public information available regarding the Company. This requirement is satisfied only if the issuer has filed all reports required by the Exchange Act of 1934 (the “Exchange Act”) during the 12 months preceding the sales. Manner of sale.10 The sale of issuer shares by an affiliate must be made in one of the following manners: • in an open market transaction through a broker at the prevailing market price for no more than the usual and customary brokerage commission; • to a market maker at the price held out by the market maker; or 9 Holders of 10% or more of an issuer’s voting securities are generally presumed to be affiliates; this presumption can be “rebutted” depending on facts and circumstances. A holder of 15% of an issuer’s voting shares is likely to be considered an affiliate and a holder of 20% or more is generally considered to be an affiliate, in each case subject to the particular facts and circumstances. Shareholders with a right to appoint a director are also typically considered an affiliate. 10 The manner of sale requirements apply only to equity securities. Debt securities are not subject to any manner of sale requirements.

19 CORP 008 v.2 • in a riskless principal transaction in which trades are executed at the same price, exclusive of any explicitly disclosed markup or markdown, commission equivalent or other fee, and where the transaction is permitted to be reported as riskless under the rules of a self-regulatory organization.11 Furthermore, the broker may not solicit or arrange for the solicitation of customers to purchase the shares. Number of shares which may be sold. Equity Securities. The amount of equity securities that an affiliate may sell in a three-month period is limited to the greater of: • 1% of the outstanding shares of the same class of the issuer; or • the average weekly reported trading volume in the four calendar weeks preceding the transactions. Debt Securities. The amount of debt securities that an affiliate may sell in a three-month period is limited to the greater of: • the average weekly reported trading volume in the four calendar weeks preceding the sale; or • 10% of the principal amount of the tranche of debt securities (or 10% of the class of non-participatory preferred stock). Notice of proposed sale. If the amount of securities proposed to be sold by an affiliate during any three- month period exceeds 5,000 shares or has an expected aggregate sale price in excess of $50,000, the affiliate must file a notice of sale on Form 144 with the SEC, prior to, or concurrently with, the placing of the order to sell securities. Holding periods. Any restricted securities must be held for six months prior to reselling such securities. In certain situations (e.g., securities acquired through stock dividends, splits, conversions or the net settlement of certain options), “tacking” is permitted, that is, the new securities will be deemed to have been acquired at the same time as the original securities. 11 A riskless principal transaction is a transaction in which a broker or dealer (i) after having received a customer’s order to buy a security, purchases the security as principal in the market to satisfy the order to buy or (ii) after having received a customer’s order to sell a security, sells the security as principal to the market to satisfy the order to sell.